CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                IVF AMERICA, INC.

     Pursuant to Section 242 of the General Corporation Law, the undersigned, Gerardo Canet, President of IVF America, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

     1. The name of the corporation is IVF America, Inc.

     2. The Certificate of Incorporation of the Corporation, as amended, is hereby amended as follows:

          A. Article FIRST of the amended Certificate of Incorporation is deleted in its entirety and replaced by the following new paragraph:

          The name of the Corporation (hereinafter called the "Corporation") is IntegraMed America, Inc.

     3. By unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth the foregoing amendment to the Certificate of Incorporation, declaring said amendment to be advisable and seeking the written consent of stockholders of the Corporation to such amendment.

     4. Said amendment was duly adopted by written consent of the stockholders of the Corporation at the annual meeting held on June 11, 1996, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by a majority in voting power of the shares of the capital stock of the Corporation's stockholders and written notice of such action has been given to the Corporation's stockholders who have not given their consent thereto; and said amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Board of Directors of IVF America, Inc. has caused this certificate to be signed by Gerardo Canet, its President.

Dated:  June 11, 1996

                                            IVF AMERICA, INC.

                                            By: /s/ Gerardo Canet
                                               -----------------------------
                                                Gerardo Canet - President


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